Freeport-McMoRan Copper & Gold to Acquire Phelps Dodge,
Creating the World’s Largest
Publicly Traded Copper Company

  Geographically diverse portfolio of long-lived copper, gold and molybdenum reserves with attractive growth profile
  Pro forma company enterprise value of $37.5 billion
  Meaningful financial accretion for FCX Shareholders

NEW ORLEANS, LA, and PHOENIX, AZ, November 19, 2006 – Freeport-McMoRan Copper & Gold Inc. (NYSE:FCX) and Phelps Dodge Corporation (NYSE:PD) announced today that they have signed a definitive merger agreement under which FCX will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, creating the world’s largest publicly traded copper company.

     The combined company will be a new industry leader with large, long-lived, geographically diverse assets and significant proven and probable reserves of copper, gold and molybdenum. The company’s increased scale of operations, management depth and strengthened cash flow will provide an improved platform to capitalize on growth opportunities in the global market.

     The combined company will be the largest North American-based mining company. The company will enjoy an excellent cost position, long reserve life, a diversified geographic footprint, and an attractive growth profile. FCX currently operates the world-class Grasberg mine, located in Papua, Indonesia, which is the world’s largest copper and gold mine in terms of reserves. Phelps Dodge has mines in operation or under development in North and South America, and Africa, including the world-class Tenke Fungurume development project in the Democratic Republic of the Congo. The combined company will represent one of the most geographically diversified portfolios of operating, expansion and growth projects in the copper mining industry.

     James R. Moffett, chairman of the board of FCX, said: “This transaction combines two leading mining companies to form a strong industry leader at a time when we see significant long-term opportunities in our industry. FCX has been built through our exploration and development capabilities, and we will focus on aggressively pursuing opportunities in the extensive Phelps Dodge asset portfolio.”

     Richard C. Adkerson, FCX’s president and chief executive officer, said: “This acquisition is financially compelling for FCX shareholders, who will benefit from significant cash flow accretion, lower cost of capital, and improved geographic and asset diversification. The new FCX will continue to invest in future growth opportunities with high rates of return and will aggressively seek to reduce debt incurred in the acquisition using the substantial free cash flow generated from the combined business.”

     Adkerson continued: “Together, FCX and Phelps Dodge will have the size, management depth and financial strength to optimize existing operations and accelerate our growth by aggressively pursuing promising new development projects, exploration and acquisitions. We are enthusiastic about the addition of Phelps Dodge’s highly regarded mining team, which will complement our existing organization, and are delighted to welcome Phelps Dodge’s talented team to the FCX family.”

     J. Steven Whisler, chairman and chief executive officer of Phelps Dodge, said: “This transaction provides Phelps Dodge shareholders a significant premium for their shares and gives them the opportunity to participate in the upside potential of a geographically diversified industry leader possessing the scale and asset quality to compete on the global stage successfully. I believe our management team, with its industry-recognized reputation for operational excellence and technological innovation, possesses the skills in open pit and underground mining and mineral processing to add value to FCX’s operations. We look forward to working with FCX to realize all of the benefits of this combination, and its exciting portfolio of growth and expansion projects, for our shareholders, customers, employees and suppliers.”

TERMS OF THE TRANSACTION

     Under the terms of the transaction, FCX will acquire all of the outstanding common shares of Phelps Dodge for a combination of cash and common shares of FCX for a total consideration of $126.46 per Phelps Dodge share, based on the closing price of FCX stock on November 17, 2006. Each Phelps Dodge shareholder would receive $88.00 per share in cash plus 0.67 common shares of FCX. This represents a premium of 33 percent to Phelps Dodge’s closing price on November 17, 2006, and 29 percent to its one-month average price at that date.

     The cash portion of $18 billion represents approximately 70 percent of the total consideration. In addition, FCX would deliver a total of 137 million shares to Phelps Dodge shareholders, resulting in Phelps Dodge shareholders owning approximately 38 percent of the combined company on a fully diluted basis.

     The boards of directors of FCX and Phelps Dodge have each unanimously approved the terms of the agreement and have recommended that their shareholders approve the transaction. The transaction is subject to the approval of the shareholders of FCX and Phelps Dodge, receipt of regulatory approvals and customary closing conditions. The transaction is expected to close at the end of the first quarter of 2007.

     FCX has received financing commitments from JPMorgan and Merrill Lynch to fund the cash required to complete the transaction. After giving effect to the transaction, estimated pro forma total debt at December 31, 2006, would be approximately $17.6 billion, or approximately $15 billion net of cash.

COMBINED FINANCIALS AND PRODUCTION

     For the 12-month period ending September 30, 2006, the companies had combined revenues of $16.6 billion, EBITDA (operating income before depreciation, depletion and amortization) of $7.0 billion, and operating cash flows of $5.5 billion. For the year 2006, the combined company’s estimated EBITDA would approximate $7.9 billion and operating cash flows would approximate $6.5 billion.

     On a pro forma basis for 2006, the combined company’s production would approximate 3.7 billion pounds of copper (3.1 billion pounds net of minority interests), 1.8 million ounces of gold (1.7 million ounces net of minority interests) and 69 million pounds of molybdenum. Combined proven and probable reserves at December 31, 2005, would approximate 75 billion pounds of copper, 41 million ounces of gold and 1.9 billion pounds of molybdenum, net of minority interests.

BENEFITS OF THE TRANSACTION:

  The combined company is well-positioned to benefit from the positive copper market at a time when there is a scarcity of large-scale copper development projects combined with strong global demand for copper. The combined company’s copper production growth is expected to be approximately 25 percent over the next three years.

  The combined company will benefit from long-lived reserves totaling 75 billion pounds of copper, 41 million ounces of gold and 1.9 billion pounds of molybdenum, net of minority interests.

  The combined company is expected to generate strong cash flows, enabling significant debt reduction. For the year 2006, the two companies are expected to generate estimated combined operating cash flows totaling $6.5 billion.

  FCX expects the transaction to be immediately accretive to FCX’s earnings and cash flow.

  The combined company’s project pipeline will support industry-leading growth by delivering nearly 1 billion pounds of additional copper production capacity over the next three years. Projects include Phelps Dodge’s recent commissioning of the $850 million expansion of the Cerro Verde mine in Peru; the development of the new $550 million Safford mine in Arizona; a potential project to extend the life of El Abra through sulfide leaching; the exciting Tenke Fungurume copper/cobalt project in the Democratic Republic of the Congo, which is expected to begin production by 2009; the expansion of FCX’s DOZ underground mine in Indonesia; and other developments of FCX’s large-scale, high-grade underground ore bodies in the Grasberg district in Indonesia.

  The combined company will have significant high potential exploration rights in copper regions around the world, including FCX’s existing prospective acreage in Papua, Indonesia, and Phelps Dodge’s opportunities at its Tenke concession, the U.S. and South America, as well as Phelps Dodge’s portfolio of exciting exploration targets. FCX will continue its longstanding focus on adding value through exploration.

  The combination of FCX’s and Phelps Dodge’s proven management and best practices in open pit and underground mining will facilitate the sharing of expertise to optimize operations across the asset base. Phelps Dodge’s unique mining and processing technology provides opportunities to be applied to optimize metal production at Grasberg.

MANAGEMENT TEAM AND BOARD OF DIRECTORS

     James R. Moffett, chairman of FCX, will continue as chairman. Richard C. Adkerson, chief executive officer of FCX, will serve as chief executive officer of the combined company. Upon completion of the transaction, J. Steven Whisler, chairman and chief executive officer of Phelps Dodge, is expected to retire after more than 30 years of service to Phelps Dodge. Timothy R. Snider will be chief operating officer of the combined company, Ramiro G. Peru will be chief financial officer and Kathleen L. Quirk will be chief investment officer. Mark J. Johnson will continue as chief operating officer of FCX’s Indonesian operations and Michael J. Arnold will continue in his executive management role, including serving as chief financial and administrative officer of FCX’s Indonesian operations.

     At closing, FCX will add to its board of directors three independent members from Phelps Dodge’s board, increasing the size of the board to sixteen directors in total.

     The parent company will retain the Freeport-McMoRan Copper & Gold Inc. name and trade on the New York Stock Exchange under the symbol “FCX.” The Phelps Dodge name will continue to be used in its existing operations. The corporate headquarters of the combined company will be located in Phoenix, Arizona and FCX will maintain its New Orleans, Louisiana, office for accounting and administrative functions for its Indonesian operations.

FINANCIAL POLICY

     FCX has an established financial policy of maintaining a strong financial position and returning excess cash to shareholders through dividends and share purchases. The continuation of positive copper markets would provide substantial cash flows to enable the combined company to achieve significant near-term debt reductions. In addition, FCX intends to consider opportunities over time to reduce debt further through issuances of equity and equity-linked securities and possibly through asset sales. FCX expects to continue its regular annual common dividend of $1.25 per share. FCX is committed to its long-standing tradition of maximizing value for shareholders.

WEBCAST INFORMATION

     Management of FCX and Phelps Dodge will host a webcast for investors at 8:30 a.m. eastern time, Monday, November 20, 2006, to discuss the details of the transaction. The webcast can be accessed at www.fcx.com or www.phelpsdodge.com.

ADVISORS AND COUNSEL

     FCX is being advised by J.P. Morgan Securities Inc. and Merrill Lynch & Co. FCX’s legal advisors are Davis Polk & Wardwell and Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. Phelps Dodge is being advised by Citigroup Corporate and Investment Banking and Morgan Stanley & Co. Incorporated, and its legal counsel is Debevoise & Plimpton LLP.

ABOUT FREEPORT-MCMORAN COPPER & GOLD

     Freeport-McMoRan explores for, develops, mines and processes ore containing copper, gold and silver in Indonesia, and smelts and refines copper concentrates in Spain and Indonesia. Additional information on Freeport-McMoRan is available on our web site, www.fcx.com.

ABOUT PHELPS DODGE

     Phelps Dodge is one of the world’s leading producers of copper and molybdenum and is the largest producer of molybdenum-based chemicals and continuous-cast copper rod. The company employs 15,000 people worldwide.

MEDIA CONTACTS

FREEPORT-MCMORAN
William L. Collier	Steve Lipin or Stan Nève
(504) 582-1750	Brunswick Group LLC
(212) 333-3810
PHELPS DODGE
Peter J. Faur	Stanton K. Rideout
(602) 366-7993	(602) 366-8589

INVESTOR CONTACTS

FREEPORT-MCMORAN
Kathleen L. Quirk	David P. Joint
(504) 582-4195	(504) 582-4203

PHELPS DODGE
Stanton K. Rideout
(602) 366-8589

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Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about FCX and Phelps Dodge. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to FCX or Phelps Dodge, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of FCX and Phelps Dodge, including macroeconomic conditions and general industry conditions such as the competitive environment of the mining industry, unanticipated mining, milling and other processing problems, accidents that lead to personal injury or property damage, persistent commodity price reductions, changes in political, social or economic circumstances in areas where FCX and Phelps Dodge operate, variances in ore grades, labor relations, adverse weather conditions, the speculative nature of mineral exploration, fluctuations in interest rates and other adverse financial market conditions, regulatory and litigation matters and risks, changes in tax and other laws, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by FCX or Phelps Dodge, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of FCX or Phelps Dodge, the combined company or the transaction. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Important Information for Investors and Stockholders

FCX and Phelps Dodge will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. FCX and Phelps Dodge urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the joint proxy statement / prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by FCX will be available free of charge on the investor relations portion of the FCX website at http://www.fcx.com. Documents filed with the SEC by Phelps Dodge will be available free of charge on the investor relations portion of the Phelps Dodge website at www.phelpsdodge.com.

FCX, and certain of its directors and executive officers are participants in the solicitation of proxies from the stockholders of FCX in connection with the merger. Information concerning the interests of FCX’s directors and executive officers in FCX is set forth in the proxy statement for FCX’s 2006 annual meeting of stockholders, which was filed with the SEC on March 22, 2006. Phelps Dodge, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. Information concerning the interests of Phelps Dodge’s directors and executive officers in Phelps Dodge is set forth in the proxy statement for Phelps Dodge’s 2006 annual meeting of shareholders, which was filed with the SEC on April 13, 2006.

Other information regarding the direct and indirect interests, by security holdings or otherwise, of the participants will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of FCX’s and Phelps Dodge’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

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